UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 7, 2017

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 7, 2017, we entered into that certain Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with respect to our revolving credit facility with a syndicate of commercial lenders led by JPMorgan Chase Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association.  The Amended Credit Agreement is a five-year unsecured, revolving credit agreement under which we can borrow up to $200.0 million with the option to increase the credit facility by an additional $200.0 million (subject to certain limitations set forth in the Amended Credit Agreement).  The Amended Credit Agreement amends and restates our prior credit facility agreement dated August 12, 2011, which was amended by that certain Omnibus Amendment No. 1 and Consent to Credit Agreement and Guaranty dated November 1, 2013.  The Amended Credit Agreement also extends the maturity date of our credit facility until August 5, 2022.  The existing indebtedness in the amount of $50.0 million under the prior credit facility will continue under the Amended Credit Agreement.

Under the Amended Credit Agreement, we are required to pay interest on outstanding borrowing at LIBOR plus 0.875% to 1.875% and to pay a commitment fee of 0.125% to 0.300% per year for any unused portion of the credit facility, in each case depending on our leverage ratio.  The Amended Credit Agreement imposes the financial covenants of maintaining a fixed charge coverage ratio of 2.00 to 1.00 and a maximum leverage ratio of 3.00 to 1.00.  The lenders’ obligations to extend credit under the Amended Credit Agreement will depend upon our compliance with these covenants.

Fees and expenses incurred in connection with the Amended Credit Agreement were paid from cash on hand.

The Obligations pursuant to the Amended Credit Agreement can be accelerated upon an Event of Default, as such terms are defined in the Amended Credit Agreement. The description of the Amended Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 EXHIBITS

10.1                        Amended and Restated Credit Agreement dated August 7, 2017, by and among Texas Roadhouse, Inc., the lenders named therein and JP Morgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: August 10, 2017	By:	/s/ Scott M. Colosi
Scott M. Colosi
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

10.1	Amended and Restated Credit Agreement dated August 7, 2017, by and among Texas Roadhouse, Inc., the lenders named therein and JP Morgan Chase Bank, N.A., as Administrative Agent.